UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 20, 2011, Repligen Corporation, a Delaware corporation (“Repligen” or the “Company”), completed its acquisition of the Novozymes Biopharma Business (as defined below), pursuant to the terms of the Asset Transfer Agreement (the “Asset Transfer Agreement”), dated as of October 27, 2011, by and among the Company, Repligen Sweden AB, a company organized under the laws of Sweden and a wholly-owned subsidiary of the Company (the “Buyer”), Novozymes Biopharma DK A/S, a company organized under the laws of Denmark (“Novozymes Denmark”), and Novozymes Biopharma Sweden AB, a company organized under the laws of Sweden and a wholly-owned subsidiary of Novozymes Denmark (“Novozymes Sweden” and, together with Novozymes Denmark, “Novozymes”). Repligen acquired Novozymes’ business headquartered at Novozymes Sweden’s facility in Lund, Sweden and all related operations, including the manufacture and supply of cell culture ingredients and Protein A affinity ligands for use in industrial cell culture, stem and therapeutic cell culture and biopharmaceutical manufacturing, and the provision of contract manufacturing services for ALK Abello A/S (the “Novozymes Biopharma Business”). Pursuant to the Asset Transfer Agreement, the Buyer (a) purchased all of the assets related to the Novozymes Biopharma Business and assumed certain specified liabilities related to the Novozymes Biopharma Business from Novozymes Sweden and (b) purchased contract rights and licenses used in the Novozymes Biopharma Business and other specified assets from Novozymes Denmark (collectively, the “Transferred Business” and the acquisition of the Transferred Business, the “Transaction”).

Upon the consummation of the Transaction, the Company paid a purchase price of 17.0 million Euros (~$22.7 million) to Novozymes. In addition, Novozymes has the right to contingent payments of up to 4.0 million Euros (~$5.2 million) consisting of: (i) an earn-out of 1.0 million Euros (~$1.3 million) if the Transferred Business achieves sales of a minimum quantity of a Novozymes product between January 1, 2012 and December 31, 2012; (ii) two milestone payments of 1.0 million Euros (~$1.3 million) each if sales of certain Novozymes products achieve agreed levels for the combined calendar years 2012 and 2013 and for calendar year 2014, respectively; and (iii) technology transfer payments totaling 1.0 million Euros (~$1.3 million) following the successful transfer of certain Novozymes manufacturing technology.

The foregoing description of the Transaction and the Asset Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Transfer Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed on October 28, 2011, and is incorporated herein by reference.

The Asset Transfer Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company or Novozymes. The Asset Transfer Agreement contains warranties and covenants that the Company and the Buyer, on one hand, and Novozymes, on the other hand, made to each other as of specific dates. The assertions embodied in those warranties and covenants were made solely for purposes of the Asset Transfer Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Asset Transfer Agreement. Moreover, the warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties to the Asset Transfer Agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the warranties may change after the date of the Asset Transfer Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Item 7.01.	Regulation FD Disclosure.

On December 20, 2011, the Company issued a press release announcing the closing of the Transaction. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The historical combined financial statements of the Transferred Business required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Transfer Agreement by and among Repligen Corporation, Repligen Sweden AB, Novozymes Biopharma DK A/S and Novozymes Biopharma Sweden AB, dated October 27, 2011 (incorporated herein by reference to the Company’s Form 8-K filed on October 28, 2011).

99.1	Press Release by Repligen Corporation, dated December 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: December 20, 2011	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Transfer Agreement by and among Repligen Corporation, Repligen Sweden AB, Novozymes Biopharma DK A/S and Novozymes Biopharma Sweden AB, dated October 27, 2011 (incorporated herein by reference to the Company’s Form 8-K filed on October 28, 2011).

99.1	Press Release by Repligen Corporation, dated December 20, 2011.